Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Third Quarter 2015 Financial Results

•                  Total revenue of $56.6 million

•                  GAAP operating loss of $3.6 million; non-GAAP operating income of $2.3 million

•                  GAAP EPS loss of $0.11; non-GAAP EPS of $0.04

•                  Adjusted EBITDA of $3.1 million

Orange, Conn., November 5, 2015 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Connection Lifecycle Management (CLM) software and related services, today announced financial results for its third quarter ended September 30, 2015.

“While we continued to experience sales execution challenges and remain in a period of product transition, the company has made progress on taking the necessary steps to increase revenue over time,” stated Al Subbloie, president and CEO of Tangoe.  “During the third quarter, our results were primarily impacted by lower than expected non-recurring revenue.  We believe that Tangoe is in a position to grow market share longer-term due to the roll out of our new and enhanced Matrix platform.”

Third Quarter 2015 Financial Highlights

•                  Revenue: Total revenue for the third quarter was $56.6 million compared to $54.5 million for the third quarter of 2014.  Recurring technology and services revenue was $52.6 million compared to $48.2 million for the third quarter of 2014.  Strategic consulting, software licenses and other services revenue contributed the remaining $3.9 million of total revenue for the third quarter of 2015.

•                  Operating Income (Loss): GAAP operating loss for the third quarter was $3.6 million, compared to operating income of $1.5 million for the third quarter of 2014.  Non-GAAP operating income for the third quarter was $2.3 million, compared to $8.0 million for the third quarter of 2014.

•                  Net Income (Loss): GAAP net loss for the third quarter was $4.5 million compared to net income of $0.9 million for the same period last year. GAAP diluted net loss per share for the third quarter was $0.11, based on 39.3 million weighted-average shares outstanding, compared to a net income of $0.02 per share, based on 41.1 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the third quarter was $1.5 million compared to $7.4 million for the third quarter of 2014. Non-GAAP diluted net income per share for the third quarter was $0.04 based on 41.1 million weighted-average diluted shares outstanding compared to $0.18 per share based on 41.1 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the third quarter was $3.1 million, compared to $8.7 million for the third quarter of 2014. Adjusted EBITDA margin was 5.5% for the third quarter of 2015, compared to a 15.9% margin for the same period last year.

•                  Cash and Cash Flow: As of September 30, 2015, Tangoe had cash and cash equivalents of $36.6 million, an increase from the end of the prior quarter, primarily due to the free cash flow generated during the quarter.

The company generated $2.4 million in net cash from operations for the third quarter of 2015, compared to $6.3 million during the third quarter of 2014.  The company generated $1.5 million in unlevered free cash flow for the quarter, compared to $5.6 million during the third quarter of 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of November 5, 2015, Tangoe is providing guidance for its fourth quarter and full year 2015.

•                  Fourth Quarter 2015 Guidance: Total revenue is expected to be in the range of $55.5 million to $56.8 million.  Adjusted EBITDA is expected to be in the range of $2.8 million to $3.2 million.  Non-GAAP net income per share is expected to be in the range of $0.03 to $0.04 based on approximately 41.3 million weighted-average diluted shares outstanding.

•                  Full Year 2015 Guidance: Total revenue is expected to be in the range of $220.0 million to $221.3 million.  Adjusted EBITDA is expected to be in the range of $19.4 million to $19.8 million.  Non-GAAP net income per share is expected to be in the range of $0.34 to $0.35 based on approximately 41.3 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EST to review the company’s financial results for the third quarter 2015 as well as its business outlook. To access this call, dial 800.475.6890 (United States), or 913.981.4904 (international), with conference ID #9461449.  A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through November 19, 2015, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #9461449.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Connection Lifecycle Management software and services to a wide range of global enterprises and service providers. The company’s Connection Lifecycle Management platform, Matrix, is an on-demand suite of software and services designed to turn on, track, manage, secure, and support various connections in an enterprise’s connection lifecycle, including mobile, fixed, machine-to-machine, cloud software and services, enterprise social, and IT connections. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2015 only, other expense; less amortization of leasehold interest, interest income and, for 2014 only, other income.  Non-GAAP operating income excludes stock-based compensation expense and amortization of intangible assets.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and other expense (income).  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements regarding anticipated recurring revenue growth and estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 10, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015

Revenue:
Recurring technology and services	$48,184	$52,638	$141,252	$151,491
Strategic consulting, software licenses and other	6,297	3,935	16,297	13,029
Total revenue	54,481	56,573	157,549	164,520

Cost of revenue:
Recurring technology and services	23,035	25,969	66,633	71,184
Strategic consulting, software licenses and other	2,419	2,223	6,760	6,539
Total cost of revenue	25,454	28,192	73,393	77,723

Gross profit	29,027	28,381	84,156	86,797

Operating expenses:
Sales and marketing	9,494	11,164	29,621	32,373
General and administrative	9,918	11,289	28,550	32,102
Research and development	5,767	6,954	16,690	19,894
Depreciation and amortization	2,347	2,558	7,426	7,051
Income (loss) from operations	1,501	(3,584)	1,869	(4,623)

Other income (expense), net
Interest expense	(33)	(75)	(81)	(172)
Interest income	8	2	26	18
Other income (expense)	94	(151)	79	(152)
Income (loss) before income tax provision	1,570	(3,808)	1,893	(4,929)
Income tax provision	635	694	1,628	1,857
Net income (loss)	$935	$(4,502)	$265	$(6,786)

Net income (loss) per common share:
Basic	$0.02	$(0.11)	$0.01	$(0.17)
Diluted	$0.02	$(0.11)	$0.01	$(0.17)

Weighted average number of common share:
Basic	38,799	39,314	38,609	39,042
Diluted	41,109	39,314	41,134	39,042

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2014	2015
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,279	$36,559
Accounts receivable, net	56,948	60,716
Prepaid expenses and other current assets	5,901	12,472
Total current assets	114,128	109,747
COMPUTERS, FURNITURE AND EQUIPMENT-NET	5,217	5,803

OTHER ASSETS:
Intangible assets-net	28,753	34,455
Goodwill	65,348	75,767
Security deposits and other non-current assets	1,566	1,900
TOTAL ASSETS	$215,012	$227,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,733	$11,898
Accrued expenses	8,283	11,328
Deferred revenue-current portion	10,858	11,699
Notes payable-current portion	1,400	2,419
Total current liabilities	31,274	37,344

OTHER LIABILITIES:
Deferred taxes and other non-current liabilities	4,372	4,854
Deferred revenue-less current portion	1,030	461
Notes payable-less current portion	166	2,621
Total liabilities	36,842	45,280

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	4	4
Additional paid-in capital	215,491	227,954
Warrants for common stock	10,610	10,610
Accumulated deficit	(45,859)	(52,645)
Accumulated other comprehensive loss	(2,076)	(3,531)
Total stockholders’ equity	178,170	182,392
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$215,012	$227,672

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Nine Months Ended
	September 30,
	2014	2015

Operating activities:
Net income (loss)	$265	$(6,786)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of debt discount	45	18
Amortization of leasehold interest	(74)	(74)
Depreciation and amortization	7,426	7,051
Decrease in deferred rent liability	(29)	(12)
Amortization of marketing agreement intangible assets	332	464
Allowance for doubtful accounts	90	590
Deferred income taxes	733	528
Foreign exchange adjustment	32	—
Loss on disposal of fixed assets	—	27
Stock based compensation expense	14,605	13,798

Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(9,167)	(4,768)
Prepaid expenses and other current assets	(1,260)	(1,210)
Other assets	(357)	128
Accounts payable	(204)	1,206
Accrued expenses and other current liabilities	(323)	3,198
Deferred revenue	90	(1,037)
Net cash provided by operating activities	12,204	13,121
Investing activities:
Purchases of computers, furniture and equipment	(2,699)	(2,804)
Cash paid in connection with acquisitions, net of cash received	(881)	(22,541)
Net cash used in investing activities	(3,580)	(25,345)
Financing activities:
Borrowings of debt	177	608
Repayment of debt	(658)	(1,578)
Repurchase of common stock	(4,000)	(2,000)
Proceeds from exercise of stock options and stock warrants	1,897	855
Net cash used in financing activities	(2,584)	(2,115)

Effect of exchange rate on cash	(304)	(381)

Net increase (decrease) in cash and cash equivalents	5,736	(14,720)
Cash and cash equivalents, beginning of period	43,182	51,279
Cash and cash equivalents, end of period	$48,918	$36,559

TANGOE, INC.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2015		2014		2015
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income (loss) from operations	$1,501	2.8%	$(3,584)	-6.3%	$1,869	1.2%	$(4,623)	-2.8%

Add:
Stock based compensation expense	4,750	8.7%	4,000	7.1%	14,605	9.3%	13,798	8.4%
Amortization of intangibles	1,780	3.3%	1,840	3.3%	5,736	3.6%	5,079	3.1%

Non-GAAP income from operations	$8,031	14.7%	$2,256	4.0%	$22,210	14.1%	$14,254	8.7%

TANGOE, INC.

Reconciliation of Net Income (loss) to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2015		2014		2015
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net income (loss)	$935	1.7%	$(4,502)	-8.0%	$265	0.2%	$(6,786)	-4.1%
Interest expense	33	0.1%	75	0.1%	81	0.1%	172	0.1%
Other (income) expense	(94)	-0.2%	151	0.3%	(79)	-0.1%	152	0.1%
Interest income	(8)	0.0%	(2)	0.0%	(26)	0.0%	(18)	0.0%
Income tax provision	635	1.2%	694	1.2%	1,628	1.0%	1,857	1.1%
Depreciation and amortization	2,347	4.3%	2,558	4.5%	7,426	4.7%	7,051	4.3%
Amortization of marketing agreement intangible assets	113	0.2%	154	0.3%	332	0.2%	464	0.3%
Amortization of leasehold interest	(25)	0.0%	(25)	0.0%	(74)	0.0%	(74)	0.0%
Stock based compensation expense	4,750	8.7%	4,000	7.1%	14,605	9.3%	13,798	8.4%

Adjusted EBITDA	$8,686	15.9%	$3,103	5.5%	$24,158	15.3%	$16,616	10.1%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Net income (loss)	$935	$(4,502)	$265	$(6,786)

Add:
Stock based compensation expense	4,750	4,000	14,605	13,798
Amortization of intangibles	1,780	1,840	5,736	5,079
Amortization of debt discount	9	6	45	18
Other (income)expense	(94)	151	(79)	152

Non-GAAP net income	$7,380	$1,495	$20,572	$12,261

Non-GAAP net income per share: diluted	$0.18	$0.04	$0.50	$0.30

Fully diluted weighted average shares outstanding	41,109	41,133	41,134	41,280

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Cost of revenue	$641	$526	$3,338	$1,990
Sales and marketing	1,275	1,207	4,013	3,875
General and administrative	2,069	1,740	5,204	6,029
Research and development	765	527	2,050	1,904

Total	$4,750	$4,000	$14,605	$13,798

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Net cash provided by operating activities	$6,280	$2,393	$12,204	$13,121

Add:
Interest payments, net	12	122	23	194

Subtract:
Capital Expenditures	648	1,004	2,699	2,804

Unlevered Free Cash Flow	$5,644	$1,511	$9,528	$10,511

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com